Exhibit 99.2


                           CONSENT OF DIRECTOR NOMINEE

         The undersigned, pursuant to Rule 438 under the Securities Act, consents to the use of his name in the Registration Statement on Form S-11 of Berkeley Income Trust, Inc. as a person who is a Director Nominee of Berkeley Income Trust, Inc.

         Date: May 4, 2005                   /s/ Robert D. Kittredge
                                                --------------------------------
                                                Robert D. Kittredge